Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Commerce Bancorp, Inc. Registration Statement (Form S-8 No. 333-26965) pertaining to the Commerce Bancorp, Inc. 401(k) Retirement Plan of our report dated June 11, 2004, with respect to the financial statements and schedule of the Commerce Bancorp, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                        /s/  Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 2004